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                                                                     EXHIBIT (p)

EATON VANCE MANAGEMENT
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109
Telephone: (617) 482-8260
Telecopy: (617) 338-8054

                                January 11, 2007

Eaton Vance Tax-Managed Global Diversified Equity Income Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

With respect to our purchase from you, at the purchase price of $100,000 of 5,000 shares of beneficial interest, net asset value of $20.00 per share ("Initial Shares") in Eaton Vance Tax-Managed Global Diversified Equity Income Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.


                                        Very truly yours,

                                        EATON VANCE MANAGEMENT


                                        By: /s/ William M. Steul
                                            ------------------------------------
                                            William M. Steul
                                            Treasurer and Vice President